Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2004

I, Greg Grosvenor, Chief Financial Officer, in connection with the Report on 10-QSB of Telesource International, Inc. for the quarter ended June 30, 2007, (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that to my knowledge:

1)                                      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telesource International, Inc.

/s/ Greg Grosvenor
Greg Grosvenor
Chief Financial Officer
Dated: August 14, 2007

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